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                                              Pursuant to Rule 424(b)(3) and (c)
                                            Registration Statement No. 333-07429




                                PROSPECTUS SUPPLEMENT
                        (TO PROSPECTUS DATED OCTOBER 3, 1996)


                          REMINGTON PRODUCTS COMPANY, L.L.C.
                                         AND
                               REMINGTON CAPITAL CORP.


                                   NOVEMBER 4, 1996


    OFFER TO EXCHANGE THEIR 11% SERIES B SENIOR SUBORDINATED NOTES DUE 2006 FOR
      ANY AND ALL OF THEIR OUTSTANDING 11% SENIOR SUBORDINATED NOTES DUE 2006



    The Exchange Offer was scheduled to expire at 5:00 p.m., New York City time, on November 4, 1996. The Issuers have extended the Exchange Offer to expire at 5:00 p.m., New York City time, on Monday, November 18, 1996. The Issuers may, in their sole discretion, extend the Exchange Offer Further. All other terms, provisions, procedures and conditions of the Exchange Offer remain the same.

    As of November 1, 1996, the holders of $110,840,000 aggregate principal amount of Old Notes have tendered Old Notes for exchange pursuant to the Exchange Offer. Holders who have tendered Old Notes for exchange may withdraw their tenders of Old Notes at any time prior to the Expiration Date in accordance with the procedures for withdrawal set forth under the caption "The Exchange Offer--Withdrawal of Tenders."